UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Horizon Pharma Public Limited Company

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Filing by: Horizon Pharma Public Limited Company

Subject Company: Horizon Pharma Public Limited Company

SEC File No. of Horizon Pharma Public Limited Company: 001-35238

This Schedule 14A filing consists of a press release which contains information regarding the proposed acquisition of Depomed, Inc. (“Depomed”) by Horizon Pharma plc (“Horizon”).

Horizon issued the press release on August 7, 2015.

Additional Information

This communication does not constitute an offer to buy or solicitation of any offer to sell or vote securities. This communication relates to a solicitation by Horizon Pharma of Depomed’s shareholders to call a special shareholders meeting to consider certain proposals related to Horizon Pharma’s proposed business combination transaction with Depomed. On August 3, 2015, Horizon Pharma filed a preliminary solicitation statement and accompanying WHITE proxy card with the SEC with respect to the solicitation of proxies to call a special meeting of shareholders (including any amendments and supplements, the “Special Meeting Solicitation Statement”). Subject to further developments, Horizon Pharma may file one or more amendments to the Special Meeting Solicitation Statement and additional solicitation statements and/or one or more proxy statements or other documents with the SEC in connection with such special shareholders meeting, and Horizon Pharma (and, if a negotiated transaction is agreed upon, Depomed) may file one or more registration statements, prospectuses, proxy statements or other documents with the SEC in connection with the proposed transaction. This communication is not a substitute for any solicitation statement, proxy statement or other document filed with the SEC in connection with such special shareholders meeting or any registration statement, prospectus, proxy statement or other document Horizon Pharma and/or Depomed may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HORIZON PHARMA AND DEPOMED ARE URGED TO READ CAREFULLY THE SPECIAL MEETING SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER SOLICITATION STATEMENTS, PROXY STATEMENTS AND DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE SPECIAL SHAREHOLDERS MEETING AND ANY REGISTRATION STATEMENTS, PROSPECTUSES, PROXY STATEMENTS AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HORIZON PHARMA, DEPOMED, THE SPECIAL SHAREHOLDERS MEETING AND THE PROPOSED TRANSACTION, AS APPLICABLE. Investors and security holders may obtain free copies of the Special Meeting Solicitation Statement and these other related documents (when they are available) filed with the SEC at the SEC’s web site at www.sec.gov or by directing a request to Horizon Pharma’s Investor Relations department at Horizon Pharma, Inc., Attention: Investor Relations, 520 Lake Cook Road, Suite 520, Deerfield, IL 60015 or to Horizon Pharma’s Investor Relations department at 224-383-3400 or by email to investor-relations@horizonpharma.com. Investors and security holders may obtain free copies of the documents filed with the SEC on Horizon Pharma’s website at www.horizonpharma.com under the heading “Investors” and then under the heading “SEC Filings.”

Certain Information Regarding Participants

Horizon Pharma and/or Depomed and their respective directors, executive officers and certain other employees may be deemed participants in a solicitation of proxies in connection with the request to call the special shareholders meeting and in connection with the proposed transaction. You can find information about Horizon Pharma’s directors, executive officers and such certain other employees in Horizon Pharma’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, Horizon Pharma’s definitive proxy statement filed with the SEC on May 6, 2015, Horizon Pharma’s Current Report on Form 8-K/A filed with the SEC on July 27, 2015 and the Special Meeting Solicitation Statement and in such other solicitation statements, proxy statements or other documents that would be filed with the SEC in connection with the special shareholders meeting and the proposed transaction. You can find information about Depomed’s directors, executive officers and its employees who are participants in such solicitation in Depomed’s definitive proxy statement filed with the SEC on April 16, 2015 and the Special Meeting Solicitation Statement and in such other solicitation statements, proxy statements or other documents that would be filed with the SEC in connection with the special shareholders meeting and the proposed transaction. These documents are available free of charge at the SEC’s web site at www.sec.gov and, with respect to Horizon Pharma, from Investor Relations at Horizon Pharma as described above. Additional information regarding the interests of such potential participants is included in the Special Meeting Solicitation Statement and will be included in one or more registration statements, proxy statements or other documents filed with the SEC if and when they become available.

Horizon Pharma plc Announces Record Second Quarter 2015 Financial Results

— Net Sales of $172.8 Million, Up 161 Percent —

— Adjusted EBITDA of $76.1 Million, Up 254 Percent —

— Adjusted Operating Cash Flow of $129.6 Million; GAAP Operating Cash Flow of $41.6 Million —

— Confirms Recently Raised Full-Year 2015 Sales and Adjusted EBITDA Guidance —

— Conference Call and Webcast at 8:00 a.m. EDT, August 7th —

DUBLIN, IRELAND –August 7, 2015 – Horizon Pharma plc (NASDAQ: HZNP), a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, announced its second-quarter 2015 financial results today.

Quarterly Financial Highlights

			%			%
(in millions except for per share amounts and percentages)	Q2 15	Q2 14	Change	1H 15	1H 14	Change
Net sales	$172.8	$66.1	161	$286.0	$118.0	142
Net income (loss)	31.8	(27.8)	NM	12.3	(234.0)	NM
Adjusted non-GAAP net income	61.9	19.8	213	86.4	26.8	222
Adjusted EBITDA	76.1	21.5	254	108.5	30.2	259
Earnings (loss) per share - basic	$0.21	$(0.38)	NM	$0.09	$(3.34)	NM
Adjusted non-GAAP earnings per share - basic	0.41	0.27	52	0.62	0.38	63
Earnings (loss) per share - diluted	0.20	(0.38)	NM	0.08	(3.34)	NM
Adjusted non-GAAP earnings per share - diluted	0.39	0.20	95	0.60	0.29	107

“We delivered exceptionally strong performance in the second quarter and through the first half of the year,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “Our results significantly beat expectations on net sales, adjusted EBITDA and adjusted diluted earnings per share. In addition, we’re generating strong adjusted operating cash flow and we’re well positioned to deliver on our recently raised full-year 2015 net sales and adjusted EBITDA guidance.”

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Second-Quarter and First-Half 2015 Net Sales Results

(in millions except for percentages)	Q2 15	Q2 14	% Change	1H 15	1H 14	% Change
Primary Care	$113.4	$60.2	88	$193.5	$108.1	79
DUEXIS ®	44.2	17.8	148	73.1	31.7	131
VIMOVO ®	39.8	42.4	-6	72.8	76.4	-5
PENNSAID ® 2% (1)	29.4	—	NM	47.6	—	NM
Orphan	48.7	—	NM	73.6	—	NM
ACTIMMUNE ® (2)	25.8	—	NM	50.7	—	NM
RAVICTI ® (3)	19.0	—	NM	19.0	—	NM
BUPHENYL ® (3)	3.9	—	NM	3.9	—	NM
Specialty	10.7	5.9	81	18.9	9.9	91
RAYOS® /LODOTRA®	10.7	5.9	81	18.9	9.9	91

Total net sales	$172.8	$66.1	161	$286.0	$118.0	142

(1)	PENNSAID 2% was acquired on October 17, 2014.
(2)	ACTIMMUNE was acquired on September 19, 2014.
(3)	RAVICTI and BUPHENYL were acquired on May 7, 2015.

•	Second-quarter 2015 net sales of $172.8 million increased 161 percent. This was driven by strong growth in each of Horizon’s business units: primary care, orphan and specialty, as well as the addition of new medicines to the primary care and orphan business units.

•	Primary Care Business Unit: Second-quarter DUEXIS sales of $44.2 million increased 148 percent as compared to the second quarter of 2014, driven by accelerating prescription growth. In the second quarter, VIMOVO sales were $39.8 million and PENNSAID 2% sales were $29.4 million. Total prescriptions accelerated across all three medicines in the primary care business unit driven by their differentiated clinical benefits, strong sales and marketing execution and increased access to Horizon’s Prescriptions-Made-Easy™, or PME, program. Total prescriptions for DUEXIS, VIMOVO and PENNSAID 2% increased 68 percent, 52 percent and 142 percent, respectively, as compared to the first quarter of 2015.

•	Orphan Business Unit: ACTIMMUNE sales were $25.8 million in the quarter, representing a 4 percent sequential increase versus the first quarter of 2015. The commercial organization continues to drive awareness of ACTIMMUNE with both patients and physicians as new patients continue to be steadily added to the therapy each quarter. The Hyperion acquisition was completed on May 7, 2015, and approximately two months of sales were recorded for RAVICTI and BUPHENYL in the second quarter, which were $19.0 million and $3.9 million, respectively.

•	Specialty Business Unit: RAYOS/LODOTRA sales in the second quarter were $10.7 million, increasing 81 percent versus the second quarter of 2014. In April, a comprehensive effort was initiated to provide more patients access to RAYOS through the PME program, which resulted in total prescription growth versus the first quarter of 2015 of nearly 90 percent.

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Second-Quarter 2015 Financial Results

Note: For additional detail and reconciliation of these amounts and growth rates to the most directly comparable GAAP financial measures, please refer to the summary table below, as well as the detailed tables at the end of this release.

	Q2 2015			Q2 2014
(in millions, except per share amounts)	U.S. GAAP	Adjustments	Non-GAAP	U.S. GAAP	Adjustments	Non-GAAP
Net sales	$172.8	$—	$172.8	$66.1	$—	$66.1
Gross profit	111.0	46.5	157.5	41.3	18.8	60.1
Research and development	8.9	(2.2)	6.7	3.5	(0.5)	3.0
Sales and marketing	58.1	(5.9)	52.2	27.1	(1.0)	26.1
General and administrative	77.2	(54.9)	22.3	17.7	(8.7)	9.0
Total operating expenses	144.2	(63.0)	81.2	48.3	(10.2)	38.1
Interest expense, net	19.4	(5.6)	13.8	4.2	(2.3)	1.9
Loss on induced debt conversion and debt extinguishment	67.1	(67.1)	—	—	—	—
Loss on derivative fair value	—	—	—	11.0	(11.0)	—
Other expense, net	9.1	(9.0)	0.1	4.3	(4.3)	—
(Benefit) expense for income taxes	(160.7)	161.1	0.4	0.9	(0.9)	—
Net income (loss)	31.8	30.1	61.9	(27.8)	47.6	19.8
EBITDA (1)	(69.8)	145.9	76.1	(14.5)	36.0	21.5
Earnings (loss) per share - basic	$0.21	$0.20	$0.41	$(0.38)	$0.65	$0.27
Earnings (loss) per share - diluted	$0.20	$0.19	$0.39	$(0.38)	$0.58	$0.20

(1)	EBITDA is a non-GAAP measure.

•	Under U.S. generally accepted accounting principles (GAAP) in the second quarter of 2015, the gross profit ratio was 64.2 percent. The adjusted gross profit ratio in the second quarter of 2015 was 91.1 percent, compared to 90.9 percent in the second quarter of 2014.

•	On a GAAP basis in the second quarter of 2015, total operating expenses were 83.5 percent of sales, research & development (R&D) expenses were 5.2 percent of sales, sales & marketing (S&M) expenses were 33.6 percent of sales and general & administration (G&A) expenses were 44.7 percent of sales. Adjusted total operating expenses in the second quarter of 2015 were 47.0 percent of sales, adjusted R&D expenses were 3.9 percent of sales, adjusted S&M expenses were 30.2 percent of sales and adjusted G&A expenses were 12.9 percent of sales. Adjusted total operating expenses in the second quarter of 2014 were 57.6 percent of sales.

•	On a GAAP basis in the second quarter of 2015, net income was $31.8 million. Adjusted net income in the second quarter of 2015 was $61.9 million, or 35.8 percent of sales, compared to $19.8 million, or 30.0 percent of sales, in the second quarter of 2014.

•	On an unadjusted basis in the second quarter of 2015, EBITDA was a $69.8 million loss. Adjusted EBITDA in the second quarter of 2015 was $76.1 million, or 44.0 percent of sales, compared to $21.5 million, or 32.5 percent of sales, in the second quarter of 2014.

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•	On a GAAP basis in the second quarter of 2015, diluted earnings per share were $0.20. Adjusted diluted earnings per share in the second quarter of 2015 were $0.39, representing growth of 95.0 percent compared to the second quarter of 2014 diluted earnings per share of $0.20. Weighted average shares outstanding used for calculating earnings per share in the second quarter of 2015 were 150.8 million and 159.8 million for basic and diluted earnings per share, respectively.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis in the second quarter of 2015, operating cash flow was $41.6 million. Adjusted operating cash flow in the second quarter of 2015 was $129.6 million, which excludes the payment of accrued excise taxes from the Vidara acquisition, debt extinguishment costs and Hyperion transaction costs.

•	The Company had cash and cash equivalents of $667.1 million as of June 30, 2015, an increase of $122.9 million from March 31, 2015. The net cash flows related to the Hyperion acquisition were $3.0 million. Please see the description of Hyperion acquisition-related cash flows in the tables at the end of this release.

•	Total principal amount of debt outstanding was $1.275 billion as of June 30, 2015, compared to total principal amount of debt outstanding of $728 million as of March 31, 2015. The $1.275 billion is comprised of $475 million in 6.625 percent senior notes, $400 million in senior secured term loans, and $400 million of 2.5 percent exchangeable senior notes.

Update on Offer to Acquire Depomed, Inc.

•	On August 3, 2015, Horizon Pharma issued a news release announcing it submitted a written request to Depomed, Inc. to set a record date to determine shareholders eligible to request a special shareholders meeting. Additionally, Horizon Pharma filed a lawsuit challenging the legality of Depomed’s poison pill and certain of the bylaw amendments announced by Depomed’s board of directors on July 13, 2015. On July 20, the Company increased its offer to acquire Depomed, Inc. to $33.00 from $29.25 per share in an all-stock transaction.

Horizon Pharma Confirms 2015 Full-Year Guidance as Provided on July 20, 2015

Guidance
Net sales	$660 to $680 million
Adjusted EBITDA	$265 to $280 million

Recent Major Events

•	On July 31, 2015, the U.S. Patent and Trademark Office (USPTO) issued a Notice of Allowance with claims covering PENNSAID 2%. Also, since April, the company received three additional Notices of Allowance from the USPTO with claims covering PENNSAID 2% and one Notice of Allowance each from the USPTO with claims covering RAVICTI and RAYOS.

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•	On July 27, 2015, Horizon Pharma announced a collaboration with Fox Chase Cancer Center to study ACTIMMUNE (interferon gamma-1b) in combination with PD-1/PD-L1 inhibitors in various forms of cancer.

•	On July 6, 2015, Horizon Pharma filed patent infringement lawsuits against five companies for filing Abbreviated New Drug Applications for PENNSAID 2%.

•	On June 5, 2015, the company initiated a Phase 3 trial of ACTIMMUNE for the treatment of Friedreich’s ataxia, a degenerative neuromuscular disorder, following the receipt of U.S. Food and Drug Administration Fast Track Designation in April.

•	On May 8, 2015, the company announced the settlement of PENNSAID 2% patent litigation with Perrigo Company plc and its subsidiary Paddock Laboratories, LLC, collectively (Perrigo).

•	On May 7, 2015, Horizon Pharma completed the acquisition of Hyperion for $1.1 billion in cash and an enterprise value of $958 million.

Conference Call

At 8 a.m. EDT / 1 p.m. IST today, the Company will host a live conference call and webcast to review its financial and operating results and provide a general business update.

U.S. Dial-In Number: +1 888.338.8373

International Dial-In Number: +1 973.872.3000

Passcode: 87670328

The live webcast and a replay may be accessed by visiting Horizon’s website at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast.

A replay of the conference call will be available approximately two hours after the call and accessible through one of the following telephone numbers, using the passcode below:

Replay U.S. Dial-In Number: +1 855.859.2056

Replay International Dial-In Number: +1 404.537.3406

Passcode: 87670328

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets seven medicines through its orphan, primary care and specialty business units. Horizon’s global headquarters are in Dublin, Ireland. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter or view careers on our LinkedIn page.

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Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as adjusted net income, adjusted net income per share, adjusted gross profit and gross profit ratio, adjusted operating and other expenses and adjusted cash from operations, each of which include adjustments to GAAP figures. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition transaction related expenses, loss on debt extinguishment, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense, and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the company’s historical and expected 2015 financial results and trends. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided reconciliation of an expected adjusted EBITDA outlook to an expected net income (loss) outlook because certain items that are a component of net income (loss) cannot be reasonably projected, either due to the significant impact of changes in Horizon’s stock price on share-based compensation, the variability associated with acquisition related expenses due to timing and other factors.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s expected full-year 2015 net sales and adjusted EBITDA guidance and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual full-year 2015 financial and operating results may differ from its expectations; Horizon Pharma’s ability to grow sales and revenues from existing products; the availability of coverage and adequate reimbursement and pricing from government and third party payers and risks relating to the success of Horizon’s Prescriptions-Made-Easy or PME specialty pharmacy program; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”). Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information.

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Additional Information

This press release does not constitute an offer to buy or solicitation of any offer to sell or vote securities. This press release contains certain information related to a solicitation by Horizon Pharma of Depomed’s shareholders to call a special shareholders meeting to consider certain matters in connection with a proposal which Horizon Pharma has made for a business combination transaction with Depomed. Subject to future developments, Horizon Pharma and Depomed may file one or more solicitation statements, proxy statements or other documents with the SEC in connection with such special shareholders meeting, and Horizon Pharma (and, if a negotiated transaction is agreed upon, Depomed) may file one or more registration statements, prospectuses, proxy statements or other documents with the SEC in connection with the proposed transaction. This communication is not a substitute for any solicitation statement, proxy statement or other document filed with the SEC in connection with such special shareholders meeting or any registration statement, prospectus, proxy statement or other document Horizon Pharma and/or Depomed may file with the SEC in connection with the proposed transaction. Horizon Pharma has filed a preliminary proxy statement and accompanying WHITE proxy card with the SEC with respect to the solicitation of proxies to call a special meeting of shareholders. INVESTORS AND SECURITY HOLDERS OF HORIZON PHARMA AND DEPOMED ARE URGED TO READ CAREFULLY THE SOLICITATION STATEMENT, (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER PROXY STATEMENTS AND DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE SPECIAL SHAREHOLDERS MEETING AND ANY REGISTRATION STATEMENTS, PROSPECTUSES, PROXY STATEMENTS AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HORIZON PHARMA, DEPOMED, THE SPECIAL SHAREHOLDERS MEETING AND THE PROPOSED TRANSACTION, AS APPLICABLE. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov or by directing a request to Horizon Pharma’s Investor Relations department at Horizon Pharma, Inc., Attention: Investor Relations, 520 Lake Cook Road, Suite 520, Deerfield, IL 60015 or to Horizon Pharma’s Investor Relations department at 224-383-3400 or by email to investor-relations@horizonpharma.com. Investors and security holders may obtain free copies of the documents filed with the SEC on Horizon Pharma’s website at www.horizonpharma.com under the heading “Investors” and then under the heading “SEC Filings.”

Certain Information Regarding Participants

Horizon Pharma and/or Depomed and their respective directors, executive officers and certain other employees may be deemed participants in a solicitation of proxies in connection with the request to call the special shareholders meeting and in connection with the proposed transaction. You can find information about Horizon Pharma’s directors, executive officers and such certain other employees in Horizon Pharma’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, Horizon Pharma’s definitive proxy statement filed with the SEC on May 6, 2015, and in Horizon Pharma’s Current Report on Form 8-K/A filed with the SEC on July 27, 2015, and in such solicitation statements, proxy statements or other documents that would be filed with the SEC in connection with the special shareholders meeting and the proposed transaction. You can find information about Depomed’s directors, executive officers and its employees who are participants in such solicitation in Depomed’s definitive proxy statement filed with the SEC on April 16, 2015, and in

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such solicitation statements, proxy statements or other documents that would be filed with the SEC in connection with the special shareholders meeting and the proposed transaction. These documents are available free of charge at the SEC’s web site at www.sec.gov and, with respect to Horizon Pharma, from Investor Relations at Horizon Pharma as described above. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements or other documents filed with the SEC if and when they become available.

Investors:

John B. Thomas

Executive Vice President, Corporate Strategy and Investor Relations

jthomas@horizonpharma.com

Tina Ventura

Vice President, Investor Relations

tventura@horizonpharma.com

U.S. Media Contact:

Geoff Curtis

Group Vice President, Corporate Communications

gcurtis@horizonpharma.com

Ireland Media Contact:

Ray Gordon

Gordon MRM

ray@gordonmrm.ie

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Horizon Pharma plc

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES:
Net sales	$172,821	$66,062	$285,962	$117,988
Cost of goods sold	61,826	24,810	90,679	32,429

Gross profit	110,995	41,252	195,283	85,559

OPERATING EXPENSES:
Research and development	8,922	3,545	15,103	6,378
Sales and marketing	58,056	27,126	105,119	55,821
General and administrative	77,190	17,681	103,470	28,873

Total operating expenses	144,168	48,352	223,692	91,072

Operating loss	(33,173)	(7,100)	(28,409)	(5,513)

OTHER EXPENSE, NET:
Interest expense, net	(19,448)	(4,207)	(29,480)	(8,414)
Foreign exchange loss	(87)	(284)	(924)	(322)
Loss on derivative fair value	—	(10,965)	—	(214,995)
Loss on induced conversion of debt and debt extinguishment	(67,080)	—	(77,624)	—
Other, net	(9,078)	(4,333)	(10,069)	(5,000)

Total other expense, net	(95,693)	(19,789)	(118,097)	(228,731)

Loss before (benefit) expense for income taxes	(128,866)	(26,889)	(146,506)	(234,244)
(BENEFIT) EXPENSE FOR INCOME TAXES	(160,680)	880	(158,767)	(225)

NET INCOME (LOSS)	$31,814	$(27,769)	$12,261	$(234,019)

Earnings (loss) per share - basic	$0.21	$(0.38)	$0.09	$(3.34)

Weighted average shares outstanding - basic	150,771,902	73,384,801	138,369,537	70,164,267

Earnings (loss) per share - diluted	$0.20	$(0.38)	$0.08	$(3.34)

Weighted average shares outstanding - diluted	159,797,319	73,384,801	145,031,882	70,164,267

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Horizon Pharma plc

Consolidated Balance Sheets

(in thousands, except share data)

	As of
	June 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$667,057	$218,807
Restricted cash	600	738
Accounts receivable, net	182,868	73,915
Inventories, net	20,299	16,865
Prepaid expenses and other current assets	11,620	14,370
Deferred tax assets, net	15,767	1,530

Total current assets	898,211	326,225

Property and equipment, net	9,773	7,241
Developed technology, net	1,692,057	696,963
In-process research and development	66,000	66,000
Other intangible assets, net	7,466	7,870
Goodwill	259,565	—
Deferred tax assets, net, non-current	—	18,761
Other assets	9,615	11,564

TOTAL ASSETS	$2,942,687	$1,134,624

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Convertible debt, net	$—	$48,334
Long-term debt, current portion	4,000	—
Accounts payable	26,224	21,011
Accrued trade discounts and rebates	136,836	76,115
Accrued expenses	79,246	46,625
Accrued royalties, current portion	42,574	25,325
Deferred revenues, current portion	2,019	1,261
Deferred tax liabilities, net	—	721

Total current liabilities	290,899	219,392

LONG-TERM LIABILITIES:
Exchangeable notes, net	274,305	—
Long-term debt, net	858,593	297,169
Accrued royalties, net of current	128,913	48,887
Deferred revenues, net of current	10,004	8,144
Deferred tax liabilities, net, non-current	121,039	19,570
Other-long term liabilities	4,967	1,258

Total long-term liabilities	1,397,821	375,028

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value per share; 300,000,000 shares authorized; 158,732,528 and 124,425,853 issued at June 30, 2015 and December 31, 2014 respectively, and 158,348,162 and 124,041,487 outstanding at June 30, 2015 and December 31, 2014, respectively.	16	13
Treasury stock, 384,366 ordinary shares at March 31, 2015 and December 31, 2014	(4,585)	(4,585)
Additional paid-in capital	1,969,750	1,269,858
Accumulated other comprehensive loss	(2,756)	(4,363)
Accumulated deficit	(708,458)	(720,719)

Total shareholders’ equity	1,253,967	540,204

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,942,687	$1,134,624

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Horizon Pharma plc

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$31,814	$(27,769)	$12,261	$(234,019)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and intangible amortization expense	32,408	5,433	50,743	10,836
Share-based compensation	24,665	4,160	31,339	6,087
Royalty accretion	3,977	2,953	7,021	2,953
Royalty liability remeasurement	14,277	13,033	14,277	13,033
Loss on derivative revaluation	—	10,965	—	214,995
Loss on induced conversions of debt and debt extinguishment	16,733	—	21,581	—
Amortization of debt discount and deferred financing costs	5,622	2,333	7,828	4,666
Foreign exchange loss	87	284	924	322
Other	(3)	—	99	—
Changes in operating assets and liabilities:
Accounts receivable	(43,724)	(11,693)	(97,167)	(35,835)
Inventories	7,467	219	10,555	(510)
Prepaid expenses and other current assets	38,904	2,007	4,597	(2,211)
Accounts payable	1,622	5,628	1,604	5,980
Accrued trade discounts and rebates	45,408	12,326	47,596	29,469
Accrued expenses and accrued royalties	22,514	(3,586)	16,492	(27)
Deferred revenues	2,804	250	2,778	362
Deferred income taxes	(160,229)	222	(158,873)	(232)
Payment of original issue discount upon repayment of 2014 Term Loan Facility	(3,000)	—	(3,000)	—
Other non-current assets and liabilities	238	(4)	190	135

Net cash provided by (used in) operating activities	41,584	16,761	(29,155)	16,004

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(1,022,361)	—	(1,022,361)	—
Proceeds from liquidation of available-for-sale investments	64,623	—	64,623	—
Purchase of property and equipment	(704)	(543)	(2,281)	(1,037)
Change in restricted cash	—	—	138	—

Net cash used in investing activities	(958,442)	(543)	(959,881)	(1,037)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock in connection with stock option exercises	1,358	985	1,932	1,597
Net proceeds from the issuance of Exchangable Senior Notes	(819)	—	387,181	—
Net proceeds from the issuance of 2023 Senior Notes	462,340	—	462,340	—
Net proceeds from the 2015 Term Loan Facility	391,719	—	391,719	—
Net proceeds from the issuance of ordinary shares	475,627	—	475,627	—
Proceeds from the issuance of common stock through warrant exercises	4,769	7,628	14,693	31,172
Proceeds from the issuance of common stock through ESPP programs	1,541	649	1,541	649
Repayment of the 2014 Term Loan Facility	(297,000)	—	(297,000)	—

Net cash provided by financing activities	1,039,535	9,262	1,438,033	33,418

Effect of foreign exchange rate changes on cash	169	(3)	(747)	(14)

NET INCREASE IN CASH AND CASH EQUIVALENTS	122,846	25,477	448,250	48,371
CASH AND CASH EQUIVALENTS, beginning of the year	544,211	103,374	218,807	80,480

CASH AND CASH EQUIVALENTS, end of the period	$667,057	$128,851	$667,057	$128,851

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Horizon Pharma plc

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Adjusted Non-GAAP Net Income:
GAAP Net Income (Loss)	$31,814	$(27,769)	$12,261	$(234,019)
Non-GAAP Adjustments:
Remeasurement of royalties for products acquired through business combinations	14,277	13,033	14,277	13,033
Vidara acquisition costs	759	10,125	2,493	14,174
Hyperion acquisition costs	45,930	—	47,850	—
Loss on derivative revaluation	—	10,965	—	214,995
Loss on induced conversion of debt and debt extinguishment	67,080	—	77,624	—
Amortization and accretion:
Intangible amortization expense	31,832	5,029	49,510	10,056
Amortization of debt discount and deferred financing costs	5,622	2,333	7,848	4,666
Accretion of royalty liabilities	3,977	2,953	7,020	2,953
Amortizaton of inventory step-up adjustment	3,341	—	6,495	—
Share-based compensation	24,665	4,160	31,339	6,087
Depreciation expense	576	404	1,230	780
Royalties for products acquired through business combinations (1)	(6,840)	(2,347)	(12,036)	(5,696)

Total of pre-tax non-GAAP adjustments	191,219	46,655	233,650	261,048

Income tax adjustments (2)	(161,135)	880	(159,506)	(225)

Total of non-GAAP adjustments	30,084	47,535	74,144	260,823

Adjusted Non-GAAP Net Income	$61,898	$19,766	$86,405	$26,804

Adjusted Non-GAAP Earnings Per Share:
Weighted average shares - Basic	150,771,902	73,384,801	138,369,537	70,164,267

Adjusted Non-GAAP Earnings Per Share - Basic:
GAAP earnings (loss) per share - Basic	$0.21	$(0.38)	$0.09	$(3.34)
Non-GAAP adjustments	0.20	0.65	0.53	3.72

Adjusted Non-GAAP earnings per share - Basic	$0.41	$0.27	$0.62	$0.38

Weighted average shares - Diluted
Weighted average shares - Basic	150,771,902	73,384,801	138,369,537	70,164,267
Ordinary stock equivalents	9,025,417	24,689,011	6,662,345	22,955,502

Weighted average shares - Diluted	159,797,319	98,073,812	145,031,882	93,119,769

Adjusted Non-GAAP Net Income - Diluted	$61,898	$19,766	$86,405	$26,804

GAAP earnings (loss) per share - Diluted	$0.20	$(0.38)	$0.08	$(3.34)
Non-GAAP adjustments	0.19	0.65	0.52	3.72
Diluted earnings per share effect of ordinary share equivalents	—	(0.07)	—	(0.09)

Adjusted Non-GAAP earnings per share - Diluted	$0.39	$0.20	$0.60	$0.29

(1)	Royalties for products acquired through business combinations relate to VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL.
(2)	Adjustments to convert the income tax benefit/expense to the estimated amount of taxes that are payable in cash.

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Horizon Pharma plc

Additional GAAP to Non-GAAP Reconciliations

EBITDA, Gross Profit and Operating Cash Flow

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
EBITDA and Adjusted EBITDA:
GAAP Net Income (Loss)	$31,814	$(27,769)	$12,261	$(234,019)
Depreciation	576	404	1,230	780
Amortization and accretion:
Intangible amortization expense	31,832	5,029	49,510	10,056
Accretion of royalty liabilities	3,977	2,953	7,020	2,953
Amortization of deferred revenue	(129)	(161)	(263)	(322)
Amortizaton of inventory step-up adjustment	3,341	—	6,495	—
Interest expense, net (including amortization of debt discount and deferred financing costs)	19,448	4,207	29,480	8,414
(Benefit) expense for income taxes	(160,680)	880	(158,767)	(225)

EBITDA	$(69,821)	$(14,457)	$(53,033)	$(212,363)

Non-GAAP adjustments:
Remeasurement of royalties for products acquired through business combinations	14,277	13,033	14,277	13,033
Vidara acquisition costs	759	10,125	2,493	14,174
Hyperion acquisition costs	45,930	—	47,850	—
Loss on derivative revaluation	—	10,965	—	214,995
Loss on induced conversion and debt extinguishment	67,080	—	77,624	—
Share-based compensation	24,665	4,160	31,339	6,087
Royalties for products acquired through business combinations (1)	(6,840)	(2,347)	(12,036)	(5,696)

Total of Non-GAAP adjustments	$145,871	$35,936	$161,547	$242,593

Adjusted EBITDA	$76,050	$21,479	$108,513	$30,230

Non-GAAP Gross Profit:
GAAP net sales	$172,821	$66,062	$285,962	$117,988
GAAP cost of goods sold	61,826	24,810	90,679	32,429

GAAP gross profit	$110,995	$41,252	$195,283	$85,559

GAAP gross profit %	64%	62%	68%	73%
Non-GAAP Gross Profit:
GAAP gross profit	$110,995	$41,252	$195,283	$85,559
Non-GAAP gross profit adjustments:
Remeasurement of royalties for products acquired through business combinations	14,277	13,033	14,277	13,033
Intangible amortization expense (COGS only)	31,628	5,029	49,105	10,056
Accretion of royalty liabilities	3,977	2,953	7,020	2,953
Amortizaton of inventory step-up adjustment	3,341	—	6,495	—
Depreciation (COGS only)	74	148	203	180
Royalties for products acquired through business combinations (1)	(6,840)	(2,347)	(12,036)	(5,696)

Total of Non-GAAP adjustments	$46,458	$18,816	$65,065	$20,526

Non-GAAP gross profit	$157,453	$60,068	$260,347	$106,085

Non-GAAP gross profit %	91%	91%	91%	90%
Non-GAAP Cash Provided By Operating Activities:
GAAP cash (used in) provided by operating activities	$41,584	$16,761	$(29,155)	$16,004
Cash payments of Vidara acquistion costs	11,272	3,369	13,092	8,464
Cash payments for induced debt conversion	4,776	—	10,472	—
Cash payment for debt extinguishment	45,367	—	45,367	—
Payment of original issue discount on debt extinguishment	3,000	—	3,000	—
Cash payments of Hyperion acquistion costs	23,596	—	23,596	—

Non-GAAP cash provided by operating activities	$129,595	$20,130	$66,372	$24,468

(1)	Royalties for products acquired through business combinations relate to VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL.

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2015

(Unaudited)

	Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Loss on Induced Debt Conversion & Debt Extinguishment	Other (Income) Expense	Income Tax (Benefit) Expense	Total
Non-GAAP Adjustments (in thousands):
Loss on induced conversion and debt extinguistment(1)	—	—	—	—	—	—	67,080	—	—	67,080
Vidara acquisition costs(2)	—	—	—	—	759	—	—	—	—	759
Hyperion acquisition costs(3)	—	—	—	—	36,930	—	—	9,000	—	45,930
Amortization and accretion:
Intangible amortization expense(4)	—	31,628	—	204	—	—	—	—	—	31,832
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	—	5,622	—	—	—	5,622
Accretion of royalty liability(6)	—	3,977	—	—	—	—	—	—	—	3,977
Amortization of inventory step-up adjustment(7)	—	3,341	—	—	—	—	—	—	—	3,341
Remeasurement of royalties for products acquired through business combinations(8)	—	14,277	—	—	—	—	—	—	—	14,277
Stock-based compensation(9)	—	—	2,212	5,735	16,718	—	—	—	—	24,665
Depreciation expense(10)	—	74	—	—	502	—	—	—	—	576
Royalties for products acquired through business combinations(11)	—	(6,840)	—	—	—	—	—	—	—	(6,840)
Income tax adjustments(12)	—	—	—	—	—	—	—	—	(161,135)	(161,135)

Total of non-GAAP adjustments	—	46,458	2,212	5,939	54,909	5,622	67,080	9,000	(161,135)	30,084

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2014

(Unaudited)

	Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Derivative Loss	Other (Income) Expense	Income Tax (Benefit) Expense	Total
Non-GAAP Adjustments (in thousands):
Loss on derivative revaluation(13)	—	—	—	—	—	—	10,965	—	—	10,965
Vidara acquisition costs(2)	—	—	—	—	5,792	—	—	4,333	—	10,125
Amortization and accretion:
Intangible amortization expense(4)	—	5,029	—	—	—	—	—	—	—	5,029
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	—	2,333	—	—	—	2,333
Accretion of royalty liability(6)	—	2,953	—	—	—	—	—	—	—	2,953
Remeasurement of royalties for products acquired through business combinations(8)	—	13,033	—	—	—	—	—	—	—	13,033
Stock-based compensation(9)	—	—	498	1,040	2,622	—	—	—	—	4,160
Depreciation expense(10)	—	148	—	—	256	—	—	—	—	404
Royalties for products acquired through business combinations(11)	—	(2,347)	—	—	—	—	—	—	—	(2,347)
Income tax adjustments(12)	—	—	—	—	—	—	—	—	880	880

Total of non-GAAP adjustments	—	18,816	498	1,040	8,670	2,333	10,965	4,333	880	47,535

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2015

(Unaudited)

	Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Loss on Induced Debt Conversion & Debt Extinguishment	Other (Income) Expense	Income Tax (Benefit) Expense	Total
Non— GAAP Adjustments (in thousands):
Loss on induced conversion and debt extinguistment(1)	—	—	—	—	—	—	77,624	—	—	77,624
Vidara acquisition costs(2)	—	23	94	—	2,376	—	—	—	—	2,493
Hyperion acquisition costs(3)	—	—	—	—	37,850	—	—	10,000	—	47,850
Amortization and accretion:
Intangible amortization expense(4)	—	49,104	—	406	—	—	—	—	—	49,510
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	—	7,848	—	—	—	7,848
Accretion of royalty liability(6)	—	7,020	—	—	—	—	—	—	—	7,020
Amortization of inventory step-up adjustment(7)	—	6,495	—	—	—	—	—	—	—	6,495
Remeasurement of royalties for products acquired through business combinations(8)	—	14,277	—	—	—	—	—	—	—	14,277
Stock-based compensation(9)	—	—	2,670	8,536	20,133	—	—	—	—	31,339
Depreciation expense(10)	—	203	—	—	1,027	—	—	—	—	1,230
Royalties for products acquired through business combinations(11)	—	(12,036)	—	—	—	—	—	—	—	(12,036)
Income tax adjustments(12)	—	—	—	—	—	—	—	—	(159,506)	(159,506)

Total of non-GAAP adjustments	—	65,087	2,764	8,942	61,386	7,848	77,624	10,000	(159,506)	74,144

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2014

(Unaudited)

	Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Derivative Loss	Other (Income) Expense	Income Tax (Benefit) Expense	Total
Non-GAAP Adjustments (in thousands):
Loss on derivative revaluation(13)	—	—	—	—	—	—	214,995	—	—	214,995
Vidara acquisition costs(2)	—	—	—	—	9,174	—	—	5,000	—	14,174
Amortization and accretion:
Intangible amortization expense(4)	—	10,056	—	—	—	—	—	—	—	10,056
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	—	4,666	—	—	—	4,666
Accretion of royalty liability(6)	—	2,953	—	—	—	—	—	—	—	2,953
Remeasurement of royalties for products acquired through business combinations(8)	—	13,033	—	—	—	—	—	—	—	13,033
Stock-based compensation(9)	—	—	798	1,624	3,665	—	—	—	—	6,087
Depreciation expense(10)	—	180	—	—	600	—	—	—	—	780
Royalties for products acquired through business combinations(11)	—	(5,696)	—	—	—	—	—	—	—	(5,696)
Income tax adjustments(12)	—	—	—	—	—	—	—	—	(225)	(225)

Total of non-GAAP adjustments	—	20,526	798	1,624	13,439	4,666	214,995	5,000	(225)	260,823

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS-NON-GAAP ADJUSTED

(in thousands)

(1)	During the three months ended June 30, 2015, the Company recorded a loss on induced debt conversions of $67,080, which represented an early redemption payment of $45,366, the write-down of $16,733 in debt discount and deferred financing costs, $4,635 in additional exchange consideration to debt holders and $346 in expenses incurred in connection with the induced debt conversions. During the six months ended June 30, 2015, the Company recorded a loss on induced debt conversions of $77,624, which represented an early redemption payment of $45,366, the write-down of $21,581 in debt discount and deferred financing costs, $10,005 in additional exchange consideration to debt holders and $672 in expenses incurred in connection with the induced debt conversions.

(2)	On September 19, 2014, the Company acquired Vidara Therapeutics International Public Limited Company (“Vidara”), through a reverse merger for stock and cash (“Vidara Merger”). Expenses, including legal and consulting fees, incurred in connection with the Vidara Merger, have been excluded as non-recurring items.

(3)	On May 7, 2015, the Company completed its acquisition of Hyperion Therapeutics, Inc. (“Hyperion”) pursuant to which the Company acquired all of the issued and outstanding shares of Hyperion’s common stock for cash. Expenses, including legal and consulting fees, incurred in connection with the Hyperion acquisition, have been excluded as non-recurring items.

(4)	Intangible amortization expenses are associated with the Company’s intellectual property rights, developed technology and customer relationships of VIMOVO, LODOTRA, RAYOS, ACTIMMUNE, RAVICTI and BUPHENYL.

(5)	Represents amortization of debt discount and deferred financing costs associated with the Company’s debt.

(6)	Represents accretion expense associated with the ACTIMMUNE, VIMOVO, RAVICTI and BUPHENYL royalties.

(7)	In connection with the Hyperion acquisition, the RAVICTI and BUPHENYL inventory was stepped up in value to $9,125 and during the three months ended June 30, 2015, the Company recognized in cost of goods sold $3,379 of step-up inventory costs related to RAVICTI and BUPHENYL inventory sold. In connection with the Vidara Merger, the ACTIMMUNE inventory was stepped up in value to $14,218 and during the first quarter of 2015, the Company recognized in cost of goods sold the remaining $3,154 of step-up inventory costs related to ACTIMMUNE.

(8)	At the time of the Company’s acquisition of the rights to VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL, the Company estimated the fair value of contingent royalties payable to third parties using an income approach under the discounted cash flow method, which included revenue projections and other assumptions the Company made to determine the fair value. If the Company significantly over performs or underperforms against its original revenue projections or it becomes necessary to make changes to assumptions as a result of a triggering event, the Company is required to reassess the fair value of the contingent royalties payable. Any subsequent adjustments to fair value is recorded in the period such adjustment is made as either an increase or decrease to royalties payable, with a corresponding increase or decrease in cost of goods sold, in accordance with established accounting policies.

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

During the second quarter of 2015, the Company recorded a charge of $14,277 to cost of goods sold to increase the amount of the contingent royalty liabilities relating to VIMOVO and ACTIMMUNE. During the second quarter of 2014, the Company recorded a charge of $13,033 to cost of goods sold to increase the amount of the contingent royalty liability relating to VIMOVO.

(9)	Represents share-based compensation expense associated with the Company’s stock option, restricted stock unit, and performance stock unit grants to its employees and non-employees, its cash-settled long-term incentive program, and its employee stock purchase plan.

(10)	Represents depreciation expense related to the Company’s property, equipment and leasehold improvements.

(11)	Royalties of $6,840 and $12,036 were incurred during the three and six months ended June 30, 2015, respectively, based on each period’s net sales for VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL, as applicable. Royalties of $2,347 and $5,696 were incurred during the three and six months ended June 30, 2014, respectively, based on each period’s net sales for VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL, as applicable.

(12)	Represents adjustments to convert the income tax expense (benefit) to the estimated amount of taxes that are payable in cash.

(13)	During the three and six months ended June 30, 2014, the Company recorded non-cash charges related to the increase in the fair value of the embedded derivative associated with its convertible senior notes. The loss on the derivative revaluation was primarily due to an increase in the market value of the Company’s common stock. The loss on derivative revaluation was a permanent tax difference and was not deductible for income tax reporting purposes.

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Horizon Pharma plc

Description of Hyperion acquisition related cash flows

For the three months ended June 30, 2015

(in thousands)

Financing cash flows:
Net proceeds from the issuance of 2023 Senior Notes	$462,340
Net proceeds from the 2015 Term Loan Facility	391,719
Net proceeds from the issuance of ordinary shares	475,627
Repayment of the 2014 Term Loan Facility	(297,000)

Net financing cash inflow	1,032,686

Operating cash flows:
Cash payment for debt extinguishment	(45,367)
Payment of original issue discount upon repayment of 2014 Term Loan Facility	(3,000)
Cash payments for Hyperion acquisition costs	(23,596)

Net operating cash outflow	(71,963)

Investing cash flows:
Payments for acquisitions, net of cash acquired	(1,022,361)
Proceeds from liquidation of available-for-sale investments	64,623

Net Investing cash outflow (Hyperion enterprise value)	(957,738)

Net cash flows related to Hyperion acquisition	$2,985

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland